UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 30, 2008

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 000-02479

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

60 FRONTAGE ROAD, ANDOVER, MASSACHUSETTS 01810-5498
(Address of principal executive offices) (Zip Code)

978-289-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 1, 2008, Dynamics Research Corporation (the “Company”) completed the acquisition of Kadix Systems, LLC (“Kadix”) for approximately $42 million in cash with the potential for additional consideration of up to $5 million, based on achievement of certain conditions.  Kadix maintains practice specialties in organizational change, human capital, information technology, public and environmental health and learning and organizational development.  Kadix is focused on the U.S. Department of Homeland Security, Marine Corps information technology, military medical health, and federal civilian markets.  At August 1, 2008, Kadix had approximately 270 employees and is headquartered in Arlington, VA with additional offices in Greater Washington, DC and Aberdeen, MD.  Kadix had annual revenues of $23 million for the year ended December 31, 2007.

The terms of the acquisition of Kadix are set forth in the Membership Interest Purchase Agreement dated July 30, 2008, between the Company, Kadix and Daisy D. Layman, the sole member of Kadix (the “Seller”), filed as Exhibit 2.1 to the Current Report on Form 8-K dated August 5, 2008.  This Form 8-K/A amends our Current Report on Form 8-K filed on August 5, 2008 to provide required financial information.

The terms of the transaction and the consideration paid by the Company to Seller were a result of arm’s length negotiations between the Company’s representatives and representatives of Seller. Prior to the completion of the transaction, neither the Company nor, to the Company’s knowledge, any of its directors and officers and their respective associates had any material relationship with the Seller.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Included with this report on Form 8-K/A are the audited and unaudited financial statements of
Kadix Systems, LLC, as follows: (*)
As of and for the six months ended June 30, 2008:
Balance Sheet as of June 30, 2008 (unaudited)
Statements of Income and Changes in Accumulated Earnings for the six months ended June 30, 2008 (unaudited)
Statement of Cash Flows for the six months ended June 30, 2008 (unaudited)
Notes to Interim Financial Statements (unaudited)
As of and for the years ended December 31, 2007 and 2006:
Report of Independent Auditors
Balance Sheets as of December 31, 2007 and 2006 (audited)
Statements of Income and Changes in Accumulated Earnings for the years ended December 31, 2007 and 2006 (audited)
Statements of Cash Flows for the years ended December 31, 2007 and 2006 (audited)
Notes to Financial Statements (audited)

(*) Note: No procedures have been performed by Cherry, Bekaert & Holland, L.L.P. with respect to the June 30, 2008 financial statements

(b)	Unaudited Pro Forma Financial Information
Pro Forma Combined Condensed Balance Sheet as of June 30, 2008
Pro Forma Combined Condensed Statement of Operations for the six months ended June 30, 2008
Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2007
Notes to Unaudited Pro Forma Combined Financial Statements

(c)	Exhibits

Item Number	Description

23.1	Consent of Cherry, Bekaert & Holland, L.L.P. (Independent Auditors for Kadix Systems, LLC)

KADIX SYSTEMS, LLC

INTERIM FINANCIAL STATEMENTS

JUNE 30, 2008

KADIX SYSTEMS, LLC

Page

Balance Sheet (unaudited)	1

Statement of Income and Changes in Accumulated Earnings (unaudited)	2

Statement of Cash Flows (unaudited)	3

Notes to Interim Financial Statements	4-5

KADIX SYSTEMS, LLC
BALANCE SHEET (unaudited)
JUNE 30, 2008

ASSETS
Current assets
Cash	$2,496,044
Restricted cash	113,528
Accounts receivable, net	8,740,309
Prepaid expenses	71,968

Total current assets	11,421,849

Property and equipment, net	315,358

Other assets	6,710

Total assets	$11,743,917

LIABILITIES AND MEMBER'S EQUITY

Current liabilities
Capital lease obligations, current portion	$57,685
Accounts payable	1,842,942
Accrued salaries and related expenses	1,637,927
Deferred rent, current portion	6,625

Total current liabilities	3,545,179

Non current liabilities
Capital lease obligations, long term portion	12,094
Deferred rent, long term portion	4,561

Total non current liabilities	16,655

Total liabilities	3,561,834

Commitments and contingencies

Member's equity
Capital	100
Accumulated earnings	8,181,983

Total member's equity	8,182,083

Total liabilities and member's equity	$11,743,917

(See notes to interim financial statements)
1

KADIX SYSTEMS, LLC
STATEMENTS OF INCOME AND CHANGES IN ACCUMULATED EARNINGS (unaudited)
SIX MONTHS ENDED JUNE 30, 2008

Revenue	$20,608,708

Costs and expenses:
Direct expenses	10,501,750
Indirect expenses	5,206,333

Total costs and expenses	15,708,083

Operating income	4,900,625

Interest and other income (expense)
Interest income, net	3,832
Other	(70,107)

Total interest and other income (expense)	(66,275)

Net income	4,834,350

Accumulated earnings, beginning of year	5,399,929

Distributions	(2,052,296)

Accumulated earnings, end of period	$8,181,983

(See notes to interim financial statements)
2

KADIX SYSTEMS, LLC
STATEMENT OF CASH FLOWS (unaudited)
SIX MONTHS ENDED JUNE 30, 2008

Cash flows from operating activities:
Net income	$4,834,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	97,755
Loss on disposal of fixed assets	599
Changes in assets and liabilities:
Restricted cash	360,752
Accounts receivable, net	(3,803,950)
Prepaid expenses	(14,319)
Accounts payable	561,424
Accrued salaries and related expenses	1,274,122
Deferred rent	222

Net cash provided by operating activities	3,310,955

Cash flows from investing activities:
Purchases of property and equipment	(199,025)

Net cash used in investing activities	(199,025)

Cash flows from financing activities:
Payments for capital lease obligations	(54,843)
Distributions	(2,052,296)

Net cash used in financing activities	(2,107,139)

Change in cash	1,004,791

Cash, beginning of year	1,491,253

Cash, end of period	$2,496,044

(See notes to interim financial statements)
3

KADIX SYSTEMS, LLC
NOTES TO INTERIM FINANCIAL STATEMENTS
JUNE 30, 2008

Note 1 – Organization and business

Kadix Systems, LLC (the Company) was incorporated in the Commonwealth of Virginia on November 27, 2001 as a limited liability company.  The Company will continue until December 31, 2031 unless sooner terminated in accordance with its Operating Agreement.  The Company is a professional services firm providing technical support and consulting to the Federal Government and to commercial organizations in the D.C. metropolitan area, Aberdeen and Columbia (Maryland), Quantico (Virginia) and San Antonio (Texas).

In the opinion of management, all material adjustments that are of a normal and recurring nature necessary for a fair presentation of the results for the periods presented have been reflected. The results for the six months ended June 30, 2008 may not be indicative of the results that may be expected for the year ending December 31, 2008. The accompanying financial information should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2007 (contained in this filing).  The Company has reclassified certain prior period amounts to conform with the current period presentation.

Note 2 – Critical accounting policies

Revenue recognition – The Company performs work under time and materials, cost plus, and fixed price contracts.  The Company must receive approval to incur costs in excess of funding.  Revenues on time and materials contracts are recognized on the basis of direct labor hours delivered and reimbursable costs incurred. Revenues on fixed price contracts are calculated based on the percentage of completion method.  Under this method, individual contract revenue earned is measured by the percentage relationship that contract costs incurred bear to management’s estimate of total contract costs.  Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fee.

Losses are recorded in full when they become determinable.  Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.  Progress billings in excess of earned revenue are reflected as billings in excess of costs and accrued profit.

Note 3 – Accounts receivable

Accounts receivable at June 30, 2008 consists of:

Billed – trade	$8,380,615
Unbilled	359,694
$8,740,309

Note 4 – Property and equipment

A summary of property and equipment at June 30, 2008 is as follows:

Leasehold improvements	$107,565
Furniture and fixtures	112,774
Computer equipment	130,300
Capitalized leases	427,043
Software	149,768
927,450
Less accumulated depreciation and amortization	(612,092)
$315,358

Depreciation and amortization expense was $97,755 for the six months ended June 30, 2008.

4

KADIX SYSTEMS, LLC
NOTES TO INTERIM FINANCIAL STATEMENTS (continued)
JUNE 30, 2008

Note 5 – Bank line-of-credit

The Company has a line-of-credit agreement with a bank, which provides for borrowings up to $3,000,000, subject to an annual reaffirmation by the bank.  As of June 30, 2008 no amounts were outstanding.  The maximum borrowing amount is equal to the lesser of $3,000,000 or the sum of 90% of eligible government receivables, as defined in the agreement.  The interest floor is 5.0% and borrowings are secured by all of the Company's assets.  The agreement contains a covenant related to net worth.  As of June 30, 2008 the Company was in compliance with this covenant.

Note 6 – Concentrations

Substantially all of the Company’s revenue and accounts receivable are derived from prime contracts and subcontracts with the U.S. Government or with commercial prime contractors.  Since a majority of the Company’s revenue is derived from contracts with the U.S. government, any cancellations or modifications of significant contracts or subcontracts, or failure by the U.S. government to exercise an option period relating to those contracts or subcontracts, could adversely affect our financial condition and results of operations in the short and long term.  Additionally, U.S. government contracts can be terminated at any time by U.S. government without cause, for the convenience of the U.S. government.  If such termination occurs, the Company would be entitled to receive compensation for services provided and costs incurred through termination, plus, in certain circumstances, a negotiated amount of profit.

Note 7 – Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of business.  In the opinion of management, there is no pending or threatened litigation or administrative proceeding that is expected to have a material adverse impact on the Company’s financial position or results of operations.

Note 8 – Subsequent Events

On August 1, 2008, the Company sold 100% of its outstanding membership interests in the Company to Dynamics Research Corporation (Dynamics Research) for $42 million in cash, subject to certain adjustments typical for a transaction of this type, with the potential for additional consideration of up to $5 million, based on achievement of certain conditions, as more fully described in the Member Interest Purchase Agreement, dated July 30, 2008.  The terms of the transaction and the consideration paid by Dynamics Research to the Company were a result of arm’s length negotiations between the representatives of both parties. Prior to the completion of the transaction, the Company did not have a material relationship with Dynamics Research.

In conjunction with the sale and pursuant to the terms of the Company’s Phantom Unit Plan and Ownership Appreciation Rights Plan, as amended, to allow the acceleration of all unvested outstanding rights, all of the units outstanding vested on the sale date.  The total amount due to the holders of these units was $7.5 million and was paid from the proceeds of the membership interest sale.  In addition $375,000 of transaction and discretionary bonuses along with $1.7 million of professional fees were paid from the proceeds of the membership interest sale.

5

KADIX SYSTEMS, LLC

REPORT AND FINANCIAL STATEMENTS

DECEMBER 31, 2007 and 2006

KADIX SYSTEMS, LLC

Page

Report of Independent Auditors	1

Balance Sheets	2

Statements of Income and Changes in Accumulated Earnings	3

Statements of Cash Flows	4

Notes to Financial Statements	5-10

REPORT OF INDEPENDENT AUDITORS

To the Member of
Kadix Systems, LLC

We have audited the accompanying balance sheets of Kadix Systems, LLC (a Limited Liability Company) as of December 31, 2007 and 2006 and the related statements of income and changes in accumulated earnings and of cash flows for the years then ended. These financial statements are the responsibility of the management of Kadix Systems, LLC. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kadix Systems, LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Cherry, Bekaert & Holland, L.L.P.

Vienna, Virginia
March 20, 2008

KADIX SYSTEMS, LLC
BALANCE SHEETS

	December 31,
	2007	2006
ASSETS
Current assets
Cash	$1,491,253	$333,401
Restricted cash	474,280	306,337
Accounts receivable, net	5,044,512	3,878,681
Prepaid expenses	57,649	58,924

Total current assets	7,067,694	4,577,343

Property and equipment, net	214,687	392,565

Other assets	6,710	6,035

Total assets	$7,289,091	$4,975,943

LIABILITIES AND MEMBER'S EQUITY

Current liabilities
Bank line-of-credit	$-	$615,000
Capital lease obligations, current portion	91,616	135,436
Accounts payable	1,281,518	766,096
Accrued salaries and related expenses	363,805	299,646
Billings in excess of cost and profit	108,153	-
Deferred rent, current portion	3,062	10,495

Total current liabilities	1,848,154	1,826,673

Non current liabilities
Capital lease obligations, long term portion	33,006	88,962
Deferred rent, long term portion	7,902	9,077

Total non current liabilities	40,908	98,039

Total liabilities	1,889,062	1,924,712

Member's equity
Capital	100	100
Accumulated earnings	5,399,929	3,051,131

Total member's equity	5,400,029	3,051,231

Commitments and contingencies

Total liabilities and member's equity	$7,289,091	$4,975,943

(See notes to financial statements)

KADIX SYSTEMS, LLC
STATEMENTS OF INCOME AND CHANGES IN ACCUMULATED EARNINGS

	Year ended December 31,
	2007	2006

Revenue	$22,970,932	$17,485,764

Costs and expenses:
Direct expenses	11,136,300	9,731,570
Indirect expenses	8,202,594	6,767,731

Total costs and expenses	19,338,894	16,499,301

Operating income	3,632,038	986,463

Interest and other income (expense)
Interest expense, net	(30,893)	(66,820)
Other	(95,347)	(111,469)

Total interest and other income (expense)	(126,240)	(178,289)

Net income	3,505,798	808,174

Accumulated earnings, beginning of year	3,051,131	2,438,957

Distributions	(1,157,000)	(196,000)

Accumulated earnings, end of year	$5,399,929	$3,051,131

(See notes to financial statements)

KADIX SYSTEMS, LLC
STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2007	2006
Cash flows from operating activities:
Net income	$3,505,798	$808,174
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	259,508	206,044
Loss on disposal of fixed assets	1,436	-
Changes in assets and liabilities:
Accounts receivable, net	(1,165,831)	1,990,978
Prepaid expenses	1,275	(7,038)
Other assets	(675)	(3,101)
Accounts payable	515,422	(443,099)
Accrued salaries and related expenses	64,159	(297,988)
Billings in excess of cost and profit	108,153	-
Deferred rent	(8,608)	(8,334)

Net cash provided by operating activities	3,280,637	2,245,636

Cash flows from investing activities:
Purchases of property and equipment	(43,621)	(21,341)

Net cash used in investing activities	(43,621)	(21,341)

Cash flows from financing activities:
Net payments to bank line-of-credit	(615,000)	(1,353,200)
Payments for capital lease obligations	(139,221)	(122,948)
Distributions	(1,157,000)	(196,000)

Net cash used in financing activities	(1,911,221)	(1,672,148)

Change in cash	1,325,795	552,147

Cash, beginning of year	639,738	87,591

Cash, end of year	$1,965,533	$639,738

Supplemental disclosure of cash flow information:
Interest paid	$32,917	$68,909

Non-cash investing and financing activities:
Equipment acquired under capital leases	$39,445	$93,110

(See notes to financial statements)

KADIX SYSTEMS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006

Note 1 – Organization and business

Kadix Systems, LLC (the Company) was incorporated in the Commonwealth of Virginia on November 27, 2001 as a limited liability company.  The Company will continue until December 31, 2031 unless sooner terminated in accordance with its Operating Agreement.  The Company is a professional services firm providing technical support and consulting to the Federal Government and to commercial organizations in the D.C. metropolitan area, Aberdeen and Columbia (Maryland), Quantico (Virginia) and San Antonio (Texas).

Note 2 – Summary of significant accounting policies

Cash – For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  At December 31, 2007 and 2006, cash consisted of demand deposits held in banks. The Company maintains some of its cash in bank deposit accounts which exceed federally insured limits from time to time.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

At December 31, 2007 and 2006 the Company held restricted cash of $474,280 and $306,337, respectively, representing funds collected on behalf of the Federal Government to facilitate training services.  The Company has a corresponding payable of $549,792 and $356,337, respectively.

Accounts receivable – Accounts receivable are generated from prime and subcontracting arrangements with U.S. governmental agencies and various commercial entities.  Accounts receivable are stated at cost less an allowance for doubtful accounts. Credit is extended to customers after an evaluation of the customer’s financial condition, and generally collateral is not required. Management’s determination of the allowance for doubtful accounts is based on an evaluation of the accounts receivable, past experience, current economic conditions, and other risks inherent in the accounts receivable portfolio.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days.  The Company does not charge interest on accounts receivable; however, U.S. governmental agencies may pay interest on invoices outstanding more than 30 days.  The Company records such interest income when received.

Unbilled accounts receivable consist primarily of revenue which was unbilled due to insufficient funding at the task order level.  At December 31, 2007, $102,163 of revenue was at risk.

Property and equipment – Property and equipment are stated at cost.  Property and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value of the property at the inception of the leases.

Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, generally 3 to 5 years.  Property and equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Revenue recognition – The Company performs work under time and materials, cost plus, and fixed price contracts.  The Company must receive approval to incur costs in excess of funding.  Revenues on time and materials contracts are recognized on the basis of direct labor hours delivered and reimbursable costs incurred. Revenues on fixed price contracts are calculated based on the percentage of completion method.  Under this method, individual contract revenue earned is measured by the percentage relationship that contract costs incurred bear to management’s estimate of total contract costs.  Revenue from cost-type contracts is recognized as costs are incurred on the basis of direct costs plus allowable indirect costs and an allocable portion of the fee.

KADIX SYSTEMS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
(Continued)

Losses are recorded in full when they become determinable.  Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.  Progress billings in excess of earned revenue are reflected as billings in excess of costs and accrued profit.

The Small Business Administration offers the 8(a) certification program to provide opportunities for qualifying small businesses seeking access to the government contracts marketplace.  The program positions the company for contract opportunities with government agencies and major prime contractors in a wide variety of industries.  The Company was certified 8(a) by the Small Business Administration (SBA) on April 17, 2003.  The 8(a) certification ends in 2012.  Total revenue related to 8(a) contracts decreased 31%  in 2007 and generated revenues of $8,711,107 and $12,806,419 for the years ended December 31, 2007 and 2006, respectively.

Income tax accounting method – Kadix Systems, LLC is a single member limited liability company and uses the cash basis of accounting for tax purposes, whereby revenue is recognized when collected and expenses are recognized when paid.  Income is taxed to the individual member rather than to the Company and, consequently, no provision for income taxes is reflected in the accompanying financial statements.

Accounting estimates – The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Due to uncertainties inherent in the estimation process, and uncertainties relating to future performance as the contracts are completed, it is at least reasonably possible that estimated contract costs, used for calculating revenues and certain assets and liabilities, will be revised within the near term.

Reclassifications – Certain reclassifications have been made to the 2006 financial statements in order to conform to the 2007 presentation.

Note 3 – Accounts receivable

Accounts receivable at December 31, 2007 and 2006 consists of:

	2007	2006

Billed – trade	$4,931,057	$3,633,441
Allowance for doubtful accounts	-	(42,342)
Unbilled	113,455	287,582
	$5,044,512	$3,878,681

The Company's revenue and costs are subject to audit by the Defense Contract Audit Agency (DCAA).  Billings and revenue under cost-reimbursable government contracts are based on provisional rates, which permit recovery of indirect expenses at rates approved by the government in advance. The actual allowable costs and rates are subject to review and audit by the government on an annual basis.  When final approval of the allowable costs and rates has been made, billings and revenue may be adjusted.

KADIX SYSTEMS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
(Continued)

The Company obtained its first cost plus type contract in 2005 and is required to submit incurred cost submissions for the years ended December 31, 2005, 2006 and 2007, which will be subject to audit by DCAA.  Management does not believe that the accompanying financial statements will be materially affected by any adjustments that may result from audits of the incurred cost submissions for the three years ended December 31, 2007.

Note 4 – Property and equipment

A summary of property and equipment at December 31, is as follows:

	2007	2006
Leasehold improvements	$107,565	$107,565
Furniture and fixtures	110,936	104,659
Office equipment	-	1,658
Computer equipment	33,403	45,951
Capitalized leases (see Note 7)	449,018	409,572
Software	38,200	33,581

	739,122	702,986
Less accumulated depreciation
and amortization	524,435	310,421

	$214,687	$392,565

Depreciation expense was $259,508 and $206,044 for the years ended December 31, 2007 and 2006, respectively.

Note 5 – Bank line-of-credit

The Company has a line-of-credit agreement with a bank, which provides for borrowings up to $3,000,000, subject to an annual reaffirmation by the bank.  As of December 31, 2007 and 2006, $0 and $615,000 was outstanding, respectively.  The maximum borrowing amount is equal to the lesser of $3,000,000 or the sum of 90% of eligible government receivables, as defined in the agreement.  At December 31, 2007 and 2006, borrowings incurred interest at the prime rate as published by the Wall Street Journal.  At December 31, 2007 and 2006, the interest rate was 7.25% and 8.25%, respectively.  The interest floor is 5.0% and borrowings are secured by all of the Company's assets.  The agreement contains a covenant related to net worth.  As of December 31, 2007 and 2006, the Company was in compliance with this covenant.

Note 6 – Asset purchase

The Company entered into an Asset Purchase Agreement dated March 1, 2004 for the purchase of five contracts, uncollected notes receivable, accounts receivable, accounts payable and property and office equipment for $50,000. Certain personnel associated with the specific contracts became employees of the Company.  During 2004, the company from whom the assets were purchased continued to account for the purchased contracts by rendering invoices, collecting payments and paying expenses associated with the purchased contracts.  As of December 31, 2007 and 2006, the balance due to the Company was $0 and $6,655, respectively.

KADIX SYSTEMS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
(Continued)

Note 7 – Leases

The Company is obligated under several capital leases for computer hardware and a telephone system.  The leases expire over various periods through 2010.  At December 31, the gross amount of capital leases included in the Company’s property and equipment was as follows:

	2007	2006

Computer hardware	$405,873	$366,427
Telephone system	43,145	43,145
	449,018	409,572
Less accumulated amortization	(336,372)	(172,066)
	$112,646	$237,506

The Company also has non-cancelable operating leases for office equipment and facilities that expire over the next four years.  The facilities lease includes scheduled rent escalations (base rent) and also requires the Company to pay its proportionate share of building expenses as additional rent. The aggregate cash payments for base rent are being expensed ratably over the related lease term.

Future minimum lease payments under non-cancelable operating leases and the present value of future minimum capital lease payments as of December 31, 2007 are:

	Capital	Operating
Year Ending December 31,	Leases	Leases

2008	$106,327	$476,218
2009	36,348	111,910
2010	958	11,856

Total minimum lease payments	143,633	$599,984

Less interest (at rates from 6.53% to 11.37%)	12,094
Less taxes	6,917

Net present value	124,622
Less current portion	91,616

Non-current portion	$33,006

Rent expense inclusive of deferred rent was $437,773 in 2007 and $370,292 in 2006.

Note 8 – Phantom unit plan and ownership appreciation rights

Phantom unit plan - The Company has established a Phantom Unit Plan (the Phantom Plan), which entitles the holder of the units to receive payment equal to the value of membership units upon a change in control of the Company. The Phantom Plan unit value will be determined by dividing 15% of the fair market value of the

KADIX SYSTEMS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
(Continued)

Company on the control change date by the number of Phantom Plan units authorized for issuance.  The Company authorized 6 million Phantom Plan units, of which all were granted on January 6, 2005.  These units expire on January 6, 2014.

Ownership appreciation rights - The Company has established an Ownership Appreciation Rights Plan (the OAR Plan), which entitles the holder of the rights to receive compensation equal to the increase in the value of membership units upon a change in control of the Company.  The OAR Plan value per unit will be determined by the increase in the quotient resulting from dividing 10% of the fair market value of the Company on the issuance date and control change date by the number of units authorized for issuance.  The Company has authorized up to 4 million ownership appreciation right units.  The OAR Plan is effective for ten years.  At December 31, 2007, 2,850,000 units were issued and outstanding.

OAR Plan units vest on a graduated schedule as follows:

Date		Units

Fully vested at December 31, 2007		525,000

Vesting on:

June 1, 2008	75,000
August 1, 2008	175,000
August 1, 2009	175,000
		425,000
Change of control + 1 year		1,900,000
		2,850,000

All outstanding OAR Plan units can only be exercised upon change in control and expire between years 2016 and 2018.  All rights are forfeited if employment ends before change of control.

No compensation expense has been recognized for either the Phantom Plan or the OAR Plan.

Note 9 – Employee retirement plan

The Company maintains a 401(k) profit sharing plan (the "Plan") in accordance with section 401(k) of the Internal Revenue code of 1986, as amended.  All employees (except for those employees whose employment is governed by a union contract; non-resident aliens who do not receive any United States income from employer; and leased employees) who have attained age 21 are eligible for participation in the Plan.  The Company makes discretionary matching contributions that are determined each plan year.  The matching contributions are fully vested after 3 years of eligible service.  The Company may also make other discretionary contributions (Non-Elective Contributions) to the Plan.

For the years ended December 31, 2007 and 2006, the Company made matching contributions of $177,780 and $129,349, respectively, to the Plan.

KADIX SYSTEMS, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
(Continued)

Note 10 – Concentrations

Substantially all of the Company’s revenue and accounts receivable are derived from prime contracts and subcontracts with the U.S. Government or with commercial prime contractors.  Since a majority of the Company’s revenue is derived from contracts with the U.S. government, any cancellations or modifications of significant contracts or subcontracts, or failure by the U.S. government to exercise an option period relating to those contracts or subcontracts, could adversely affect our financial condition and results of operations in the short and long term.  Additionally, U.S. government contracts can be terminated at any time by U.S. government without cause, for the convenience of the U.S. government.  If such termination occurs, the Company would be entitled to receive compensation for services provided and costs incurred through termination, plus, in certain circumstances, a negotiated amount of profit.

Note 11 – Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of business.  In the opinion of management, there is no pending or threatened litigation or administrative proceeding that is expected to have a material adverse impact on the Company’s financial position or results of operations.

DYNAMICS RESEARCH CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 1, 2008, Dynamics Research Corporation (“DRC” or the “Company”) completed the acquisition of Kadix Systems , LLC (“Kadix”) for $42 million in cash, subject to certain adjustments typical for a transaction of this type, with the potential for additional consideration of up to $5 million, based on achievement of certain conditions.  For tax purposes, the transaction will be treated as an asset purchase resulting in expected tax benefits to the Company, which have an estimated value of $10 million.  Kadix maintains practice specialties in organizational change, human capital, information technology and public and environmental health.  Kadix is focused on the U.S. Department of Homeland Security (“DHS”), Marine Corps information technology, military medical health, and federal civilian markets.  At August 1, 2008, Kadix had approximately 270 employees and is headquartered in Arlington, VA with additional offices in Greater Washington, DC and Aberdeen, MD.    The acquisition strengthens and expands the Company’s growth as a provider of high-end services and solutions in the DHS and other federal markets.

The following unaudited pro forma combined condensed balance sheets as of June 30, 2008 were prepared to illustrate the estimated effects of the acquisition of Kadix by DRC as if the acquisition had occurred at June 30, 2008.  The unaudited pro forma combined condensed statements of income for the six months ended June 30, 2008 and the year ended December 31, 2007 were prepared to illustrate the estimated effects of the acquisition of Kadix by DRC as if the acquisition had occurred at January 1, 2007.

The unaudited pro forma combined condensed balance sheets as of June 30, 2008, have been derived from the unaudited financial statements of DRC, as filed with the Securities and Exchange Commission (“SEC”) in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008, and the historical financial statements of Kadix for the six months ended June 30, 2008.

The preliminary purchase price allocation assuming the acquisition had occurred at June 30, 2008 is as follows:

Cash consideration	$44,496
Transaction costs	408
Purchase price	44,904
Cash acquired	(2,496)
Purchase price, net of cash acquired	$42,408

Current assets, less cash acquired	$8,982
Property and equipment	259
Other noncurrent assets	7
Current liabilities	(3,545)
Long-term liabilities	(17)
Identified intangible assets	4,900
Goodwill	31,822
Total purchase price allocation	$42,408

The unaudited pro forma combined condensed statements of income for the year ended December 31, 2007, have been derived from the audited financial statements of DRC, as filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and of Kadix for that period. The unaudited pro forma combined condensed statements of income for the six months ended June 30, 2008, have been derived from the unaudited financial statements of DRC, as filed with the SEC in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008, and the historical financial statements of Kadix for the six months ended June 30, 2008.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated as of January 1, 2007, nor is it necessarily indicative of future operating results. The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements of DRC and related notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of DRC contained in DRC’s Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2007, and other information DRC has filed with the U.S. Securities and Exchange Commission.

DYNAMICS RESEARCH CORPORATION
PRO FORMA COMBINED CONDENSED BALANCE SHEETS (unaudited)
AS OF JUNE 30, 2008
(dollars in thousands)

	Historical	Historical	Pro forma		Pro forma
	DRC	Kadix	adjustments		combined
Assets
Current assets
Cash and cash equivalents	$108	$2,496	$(895)	(1)	$1,709
Restricted cash	-	114	-		114
Contract receivables, net	64,239	8,740	-		72,979
Prepaid expenses and other current assets	2,723	72	56	(2)	2,851
Total current assets	67,070	11,422	(839)		77,653
Noncurrent assets
Property and equipment, net	9,576	315	(56)	(2)	9,835
Goodwill	63,055	-	31,822	(3)	94,877
Intangible assets, net	2,050	-	4,900	(3)	6,950
Deferred tax asset	1,484	-	-		1,484
Other noncurrent assets	4,303	7	487	(4)	4,797
Total noncurrent assets	80,468	322	37,153		117,943
Total assets	$147,538	$11,744	$36,314		$195,596
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$-	$-	$8,000	(5)	$8,000
Current portion of capital lease obligations	-	58	-		58
Accounts payable	13,626	1,843	-		15,469
Accrued compensation and employee benefits	13,433	1,638	-		15,071
Deferred taxes	5,696	-	-		5,696
Other accrued expenses	12,727	6	-		12,733
Total current liabilities	45,482	3,545	8,000		57,027
Long-term liabilities
Long-term debt	607	-	36,496	(5)	37,103
Capital lease obligations, long-term portion	-	12	-		12
Other long-term liabilities	7,931	5	-		7,936
Total long-term liabilities	8,538	17	36,496		45,051
Total liabilities	54,020	3,562	44,496		102,078
Commitments and contingencies
Stockholders' equity
Preferred stock	-	-	-		-
Common stock	956	-	-		956
Capital in excess of par value	50,995	-	-		50,995
Accumulated other comprehensive loss	(6,853)	-	-		(6,853)
Retained earnings	48,420	8,182	(8,182)		48,420
Total stockholders' equity	93,518	8,182	(8,182)		93,518
Total liabilities and stockholders' equity	$147,538	$11,744	$36,314		$195,596

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

DYNAMICS RESEARCH CORPORATION
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (unaudited)
FOR THE SIX MONTHS ENDED JUNE 30, 2008
(in thousands, except share and per share data)

	Historical	Historical	Pro forma		Pro forma
	DRC	Kadix	adjustments		combined
Contract revenue	$108,481	$20,609	$-		$129,090
Product sales	3,290	-	-		3,290
Total revenue	111,771	20,609	-		132,380

Costs and expenses:
Cost of contract revenue	91,811	-	12,897	(2)	104,708
Cost of product sales	2,998	-	-		2,998
Direct expenses	-	10,502	(10,502)	(2)	-
Selling, general and administrative expenses	10,548	-	2,893	(2)	13,441
Provision for litigation	8,819	-	-		8,819
Indirect expenses	-	5,206	(5,206)	(2)	-
Amortization of intangible assets	1,019	-	963	(7)	1,982
Total cost and expenses	115,195	15,708	1,045		131,948

Operating income (loss)	(3,424)	4,901	(1,045)	(2)	432
Interest expense, net	(281)	4	(930)	(8)	(1,207)
			(16)	(9)	(16)
Other income (expense), net	168	(70)	82	(2)	180
Income (loss) before provision for income taxes	(3,537)	4,835	(1,909)		(611)
Provision for income taxes	90	-	1,982	(10)	2,072
	-	-	(783)	(11)	(783)
Net income (loss)	$(3,627)	$4,835	$(3,108)		$(1,900)

Earnings (loss) per common share
Basic and diluted	$(0.38)				$(0.20)

Weighted average shares outstanding
Basic and diluted	9,430,607				9,430,607

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

DYNAMICS RESEARCH CORPORATION
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (unaudited)
FOR THE YEAR ENDED DECEMBER 31, 2007
(in thousands, except share and per share data)

	Historical	Historical	Pro forma		Pro forma
	DRC	Kadix	adjustments		combined
Contract revenue	$224,676	$22,971	$-		$247,647
Product sales	4,901	-	-		4,901
Total revenue	229,577	22,971	-		252,548

Costs and expenses:
Cost of contract revenue	187,516	-	14,149	(2)	201,665
Cost of product sales	4,954	-	-		4,954
Direct expenses	-	11,136	(11,136)	(2)	-
Selling, general and administrative expenses	21,826	-	5,285	(2)	27,111
Indirect expenses	-	8,203	(8,203)	(2)	-
Amortization of intangible assets	2,602	-	1,725	(7)	4,327
Total costs and expenses	216,898	19,339	1,820		238,057

Operating income (loss)	12,679	3,632	(1,820)		14,491
Interest expense, net	(1,541)	(31)	(2,180)	(8)	(3,752)
			(31)	(9)	(31)
Other income (expense), net	646	(95)	95	(2)	646
Income (loss) before provision for income taxes	11,784	3,506	(3,936)		11,354
Provision for income taxes	4,682	-	1,437	(10)	6,119
	-	-	(1,613)	(11)	(1,613)
Net income (loss)	$7,102	$3,506	$(3,760)		$6,848

Earnings per common share
Basic	$0.76				$0.73
Diluted	$0.74				$0.71

Weighted average shares outstanding
Basic	9,326,907				9,326,907
Diluted	9,649,897				9,649,897

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

DYNAMICS RESEARCH CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)	Cash adjustments:
	Payment of deferred financing costs	$(487)
	Payment of transaction costs	(408)
		$(895)

(2)	To reclass certain accounts to conform with the Company's presentation

(3)	Goodwill and other intangible assets adjustment per preliminary purchase price allocation:
	Goodwill	$31,768
	Other identified intangible assets	$4,900

(4)	Other noncurrent assets adjustment:
	Deferred financing costs	$487

(5)	Debt adjustment:
	Proceeds from term loan	$40,000
	Proceeds from revolver	4,496
	Total proceeds	44,496
	Less current portion of long-term debt	(8,000)
	Long-term debt, less current portion	$36,496

(6)	Retained earnings adjustment:
	Elimination of Kadix equity	$(8,182)

(7)
To record amortization expense on the identifiable intangible assets arising from the acquisition. A portion of the excess of purchase price over fair value of net assets acquired was allocated on a preliminary basis to customer relationships and non-compete agreements. The amount allocable to this intangible asset was estimated to be $4.9 million, and DRC estimates it to have a weighted average useful life of 4.4 years, based upon a preliminary independent appraisal. Accordingly, DRC is amortizing these intangible assets over their respective periods, based upon the estimated future cash flows of the individual contracts related to this asset.

(8)
To record interest expense on the outstanding principal balance of the term loan, assuming principal payments in accordance with the financing arrangements entered into on August 1, 2008, as described in the Company’s Current Report on Form 8-K, dated July 30, 2008 and filed with the SEC on August 5, 2008. The weighted average rates used to calculate interest expense for each principal payment period was 5.15% based on committed and current rates.

(9)	To record amortization expense on the deferred financing costs related to the term loan.

(10)
To record income tax expense on the historical results of Kadix, a single member limited liability company.  Income was taxed to the individual member rather than to the company and no provision for income taxes was reflected in their financial statements. The statutory tax rate used was 41% for the six months ended June 30, 2008 and the year ended December 31, 2007.

(11)	To record the income tax effect of pro forma adjustments at the statutory tax rate of 41% for the six months ended June 30, 2008 and the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: October 15, 2008	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Name	Location

23.1	Consent of Cherry, Bekaert & Holland (Independent Auditors for Kadix Systems, LLC)	Filed herewith